Exhibit 10.3

VESTING AGREEMENT

THIS VESTING AGREEMENT (this “Agreement”) is between TravelCenters of America LLC, a Delaware limited liability company (the “Company”), and Ara A. Bagdasarian (“Recipient”) and is dated as of January 31 2014, but shall be effective only when, and if, the Retirement Agreement (defined below) becomes irrevocably effective pursuant to Section 17 thereof.

RECITALS:

1.                                      Pursuant to the restricted share agreement dated as of November 26, 2007 (the “2007 Restricted Share Agreement”), between the Company and Recipient, and those certain other restricted share agreements, dated as of November 24, 2008, December 8, 2009, December 1, 2010, November 29, 2011, December 4, 2012, and November 19, 2013, between the Company and Recipient (such other restricted share agreements together with the “2007 Restricted Share Agreement,” the “Restricted Share Agreements”), the Company granted Recipient the Shares (as defined in the Restricted Share Agreements) subject to the vesting and forfeiture provisions described therein.

2.                                      In connection with the termination of Recipient’s employment with the Company, Recipient and the Company have agreed to have all of the Shares granted pursuant to the Restricted Share Agreements which have not vested prior to January 1, 2015 (the “Unvested Shares”), vest on January 1, 2015, subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                          Vesting; Related Agreements.

(a)                                 Provided that Recipient shall have satisfied his obligations under Section 1(b) hereof and not have breached any other terms of this Agreement or the Retirement Agreement of even date herewith between the Company and the Recipient (the “Retirement Agreement”), the Company and Recipient hereby agree that the Unvested Shares shall be fully vested on January 1, 2015 (based on the closing price of TA’s stock on December 31, 2014) and that the Company shall secure a waiver of the repurchase rights under the Restricted Share Agreements.

(b)                                 The Company may, in its sole discretion, withhold from the Bonus (as defined in the Retirement Agreement) an amount equal to the estimated withholding tax, as determined by the Company (the “Withholding Tax”) that will be due and payable in connection with the consummation of the transactions contemplated by Section 1(a).  If the Bonus is not in an amount sufficient to cover the Withholding Tax (or if the Company does not withhold such amounts from the Bonus), Recipient shall pay such amount to the Company within 2 business days of the Company’s request therefor.

(c)                                  Recipient acknowledges and agrees that (i) the Shares granted to Recipient in 2007 pursuant to the 2007 Restricted Share Agreement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel acceptable to the Company that registration is not required; and (ii) any certificate or account statement representing the Shares granted in 2007 shall respectively bear legends substantially in the following forms:

Certificate Legend

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Account Statement Legend

THE SHARES COVERED BY THIS STATEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Certificates evidencing Shares and Shares not evidenced by certificates shall also bear or contain, as applicable, legends and notations as may be required by the Company’s Limited Liability Company Agreement or Bylaws, each as in effect from time to time, or as the Company may otherwise determine appropriate.

(d)                                 Shares granted to Recipient pursuant to the Restricted Share Agreements may be subject to other restrictions on sale, transfer or assignment under the federal securities laws and Recipient’s ability to sell, assign, dispose of or engage in other transactions with or with respect to the Shares may be subject to the federal securities laws (which may include, without limitation, Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 16 of the Exchange Act.  Recipient acknowledges and agrees that he is responsible for complying with applicable securities laws with respect to the Shares and has been advised by the Company to consult with his personal counsel with respect to any contemplated transaction involving the Shares.

(e)                                  Recipient acknowledges and agrees that he is responsible for all tax obligations and/or liability created under state and federal tax laws by virtue of the transactions contemplated hereby and agrees to indemnify the Company for any tax liability that may be imposed on it by virtue of such transactions.

2.                                      Miscellaneous Provisions.

(a)                                 Amendment, Modification and Severability.  This Agreement may not be amended or modified or waived except by a written agreement signed by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

(b)                                 Notices.  All notices, requests or other communications required or permitted hereunder shall be given in writing and delivered by hand, overnight delivery service or certified mail and shall be deemed to have been delivered on the date of receipt, to the addresses set forth below:

The Company:

TravelCenters of America LLC
Two Newton Place
255 Washington Street
Newton, MA 02458
Attn: Secretary

Recipient :

As set forth on Exhibit A to the Retirement Agreement

(c)                                  Entire Agreement.  This Agreement, the Retirement Agreement and the Restricted Share Agreements constitute the entire agreement between the parties concerning the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written.

(d)                                 Binding Effect; Counterparts.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, but this Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties and any assignment made absent such consent shall be void ab initio. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

(e)                                  Governing Law; Arbitration.  This Agreement and the legal relations between and among the parties hereto shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to principles of conflicts of laws that would require the application of the laws of another jurisdiction. Except as set forth in Section 2(f), if requested in writing by either Recipient or the Company, any claim or controversy arising out of or relating to the interpretation, construction and performance of this Agreement, or any alleged breach hereof, shall be finally resolved by arbitration conducted in accordance with such rules as may be agreed upon by the parties within thirty (30) days following written notice by either party to the other identifying the issue in dispute and the position of the party giving notice, or failing to achieve such agreement, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Any award rendered in connection with the foregoing arbitration shall be in writing and shall be final and binding upon the parties, and judgment upon any such award may be entered and enforced in any court of competent jurisdiction in accordance with the Federal Arbitration Act. The forum for such arbitration shall be in Boston, Massachusetts.

(f)                                   Equitable Relief; Service of Process.  Notwithstanding Section 2(e), any action or proceeding seeking equitable relief (in whole or in part) to enforce any provision of, or based on any right arising out of, Section 2 hereof may be brought by the Company in the state courts of Massachusetts or in the United States District Court in Boston, Massachusetts, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on Recipient anywhere in the world.

(g)                                  Further Assurances.  From time to time after the date hereof, Recipient agrees to execute and deliver such other instruments and take such other actions as the Company may reasonably request in connection with the transactions contemplated hereby.

(h)                                 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

THE COMPANY:

TravelCenters of America LLC

By:
Name:
Title:

RECIPIENT:

Name: Ara A. Bagdasarian

[Signature Page to Vesting Agreement]